CONSULTING AND SERVICES AGREEMENT



This Consulting and Services Agreement (this "Agreement") is entered into as of June 2,2000 between eConnect, a Nevada corporation, (the "Company" and Rogel Patawaran, "Consultant").



In consideration of the mutual covenants and agreements set forth below, the parties hereby agree as follows:



1. Term. The Company hereby retains Consultant as an independent consultant, with the duties particularized in Section 2 hereof and subject to other terms and conditions particularized herein, and Consultant hereby agrees to act as such for the Company, for the period commencing on the date hereof and expiring on the completion by Consultant of the Services (as defined in Section 2 hereof).



2. Duties. During the Term, Consultant shall devote his reasonable best efforts to Performing the Services (as defined hereinbelow) on behalf of the Company, at such reasonable times and places as determined by Consultant. The Company understands and hereby expressly acknowledges that the Services to be provided to the Company by Consultant pursuant to the terms hereof shall be on a non- exclusive basis only. As employed in this Agreement, Services shall mean: The design and development of the Patented TV Pin Pad remote which the Company shall distribute as a PERFECT device for satellite and cable encrypted pay per view.



3. Consideration to Consultant for Services. In consideration of the Services to be rendered by Consultant to the Company pursuant to the terms hereof, the Company shall pay Consultant the issuance of 980,000 S-8 consultant free trading shares, in lieu of cash payment.



4. Representation of Authority. The Company and Consultant each hereby represents and warrants that has the necessary power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transaction contemplated hereby, and that such actions have been duly authorized by, respectively, the Company and the Consultant in accordance with applicable law.



IN WITNESS WHEREOF, the parties hereto have respectively executed this Consulting and Services Agreement as of the date first written above.



THE COMPANY"



eConnect



Name: /s/ Thomas S. Hughes

Title: Chairman & CEO



"CONSULTANT"



By: /s/ Rogel Patawaran

Name: Rogel Patawaran

Address: 3450 Wilshire Blvd.
     LA, CA 90276